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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 8, 2003

WELLS FARGO & COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-2979	No. 41-0449260
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 Montgomery Street, San Francisco, California 94163
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 1-800-411-4932

Item 5. Other Events

        On April 9, 2003, Wells Fargo & Company announced that it had agreed to sell $3 billion aggregate principal amount of its floating rate convertible debt securities due 2033, subject to standard closing conditions. The Company granted the initial purchasers an option to purchase, within 13 days of the date of original issuance, an additional $450 million of the convertible debt securities. The Company offered the convertible debt securities only to qualified institutional buyers. The Company will use the net proceeds from the sale of the convertible debt securities for general corporate purposes, including to fund possible repurchases of its debt and equity securities. Neither the convertible debt securities nor the shares of the Company's common stock issuable upon conversion of the convertible debt securities have been registered under the Securities Act of 1933 or any state securities laws, and until so registered, may not be offered or sold in the United States or any state absent registration or an applicable exemption from registration requirements. For more information, refer to Exhibit 99.2 to this report.

Item 7. Exhibits

  (c)
  Exhibits

  99.1
  Press release dated April 8, 2003.

  99.2
  Press release dated April 9, 2003.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: April 11, 2003	WELLS FARGO & COMPANY
	By:	/s/ RICHARD D. LEVY Richard D. Levy Senior Vice President and Controller

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  Item 5. Other Events
  Item 7. Exhibits
SIGNATURE